Exhibit 10.2


                              EMPLOYMENT AGREEMENT


          AGREEMENT between ITSA Ltd. a Cayman Islands corporation (the "Company"), ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limitada and subsidiary of the Company ("ITSA") (the Company and ITSA being referred to collectively as the "Employer"), and Carlos Andre Studart Lins de Albuquerque ("Executive").

                                    RECITALS

          WHEREAS, Executive was employed by TV Filme, Inc., a Delaware corporation, pursuant to an employment agreement dated July 26, 1996;

          WHEREAS, the Company is the successor to TV Filme, Inc.;

          WHEREAS, the Company and ITSA, through their Affiliates (as defined below), are engaged in the subscription television business; and

          WHEREAS, the parties hereto desire to provide for the employment of Executive upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   EMPLOYMENT; TERM.

     (a) EMPLOYMENT. Subject to the terms and conditions set forth herein, Executive shall be employed (i) by the Company as its President and Chief Operating Officer, (ii) by ITSA in comparable executive positions, and (iii) if the Company and ITSA so elect and without additional compensation, as an executive officer or director of any company in which either or both of the Company and ITSA hold a majority interest ("Affiliates"), subject to appropriate authorization and any limitations under applicable law. Executive agrees to perform such services and have such powers and authority as may be assigned to Executive by the Board of Directors of the Company (the "Board") provided, that the same is not inconsistent with such position. Executive agrees that he will use his full business time to promote the interests of the Company and ITSA and their Affiliates and to fulfill his duties hereunder. However, nothing in this Agreement shall preclude Executive from (i) engaging in charitable and community affairs, (ii) managing any passive investment made by Executive in publicly traded equity securities or other property (provided, that no such investment may exceed five percent of the equity of any entity, without the prior approval of the Board), or (iii) serving as a member of the board of directors or as a trustee of any other corporation, association or entity, so long as, in the reasonable determination of the Board, any such activities do not interfere with the execution of his duties and responsibilities hereunder.



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     (b) TERM. The term of Executive's employment hereunder shall commence on
June ___, 2000 (the "Effective Date") and shall continue thereafter for a period of two years, unless sooner terminated under Section 3.

2. COMPENSATION. During the employment term hereunder, the Executive shall be compensated as follows:

     (a) BASE SALARY. The Executive shall be paid a salary at a rate of US $203,000 per year, payable in accordance with ITSA's usual payroll policy. The Board or, if applicable, the Compensation Committee of the Board will review annually Executive's performance and compensation, and may, in its sole discretion, increase his salary.

     (b) BONUS. Executive shall be entitled to an annual bonus in an amount to be determined by the Board, based on the achievement of certain criteria which shall be established each year by the Board; provided, however, that the bonus for any year shall be no less than 25 percent and no greater than 120 percent of Executive's salary for any such year.

     (c) BENEFITS. Executive shall be eligible to participate in all benefit programs of ITSA for which senior executives are eligible.

     (d) VACATION. Executive shall be entitled each year to (i) vacation for a period or periods consistent with the normal policy of ITSA in effect from time to time, but in any event not less than twenty vacation days each year and (ii) such holidays as may be customarily afforded to its employees by ITSA, during which periods Executive's compensation shall be paid in full.

     (e) REIMBURSEMENT OF EXPENSES; AUTOMOBILE. All reasonable expenses incurred by Executive in the course of performing his duties under this Agreement or otherwise promoting the Employer and its business shall be reimbursed by the Employer. Such reimbursement shall be made to Executive promptly following submission to the Employer of receipts and other documentation of such expenses reasonably satisfactory to the Employer. In addition, the Employer shall also provide Executive with the use of an automobile.

     (f) LIFE AND DISABILITY INSURANCE. During the term of this Agreement, the Employer shall obtain (i) a life insurance policy on the life of Executive with a face amount of US $1,000,000, naming Executive or his designee as the beneficiary thereof and (ii) a disability insurance policy covering Executive in the event he becomes disabled, that provides a monthly payment equal to 60 percent of Executive's base salary in effect immediately prior to the onset of such disability, naming Executive as the beneficiary thereof.

3.   TERMINATION.

     (a) DEATH. Executive's employment hereunder shall terminate upon his death.

     (b) DISABILITY. Executive's employment hereunder may be terminated by the Employer in the event of his physical or mental incapacity or inability to perform the duties as contemplated under this Agreement for a period of at least 120 consecutive days. Until such termination occurs, Executive shall continue to receive his base salary as then in effect, provided,


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however, that such salaryshall be reduced to the extent of any disability benefits provided to Executive under a disability plan sponsored by the Employer. The determination of disability shall be made by an independent physician selected by the Board or, if applicable, the Compensation Committee and approved by Executive or his legal representative.

     (c) CAUSE. The termination of Executive's employment hereunder upon the occurrence of any of the following events shall be deemed to be a termination for cause ("Cause"):

          (i) Executive's intentional breach of any provision hereof, provided such breach has a material adverse effect on either the Company or ITSA.

          (ii) Executive's intentional violation of any other duty or obligation owed by him to either the Company or ITSA which has a material adverse effect on either the Company or ITSA, as determined by the Board.

          (iii) Executive is convicted or pleads guilty or nolo contendre to any felony (other than a traffic violation) or any crime involving fraud, dishonesty or misappropriation.

          (iv) Executive willfully engages in misconduct that causes material harm to either the Company or ITSA.

          A termination for Cause hereunder shall not take effect unless the following provisions are complied with: Executive shall be given written notice by the Employer of the Employer's intention to terminate him for Cause. Such notice shall (1) specifically identify the particular act or acts or failure or failures to act which are the basis for such termination and (2) be given within 90 days of the Employer's learning of such act or acts or failure or failures to act. Executive shall have 30 days after the date (the "Notice Date") that such written notice is given to him in which to cure such conduct or, if such conduct is not curable within such 30-day period, to commence such cure. If Executive fails to cure such conduct or commence such cure, as applicable, within such 30-day period, Executive shall then be entitled to a hearing before the Board at which Executive shall be entitled to appear. Such hearing shall be held within 35 days of the Notice Date, provided Executive requests such hearing within ten days of the Notice Date. If, within five days following such hearing, Executive is furnished written notice by the Board confirming that, in its judgement, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

     (d) GOOD REASON. Executive shall be deemed to terminate his employment for good reason ("Good Reason") if such termination by Executive occurs within 90 days after:

          (i) written notice of a failure by the Employer to comply with any material provision of this Agreement which failure has not been cured 30 days after such written notice of noncompliance has been given by Executive to the Employer; or

          (ii) a significant diminishment in the nature or scope of the authority, power, function or duty attached to the position which Executive maintains as of the Effective Date without the express written consent of Executive, and which is not remedied by the

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     Employer within 30 days after Executive's notice to the Employer of his reasonable objection thereto; or

          (iii) Executive is relocated more than 50 miles from the Employer's office in Brasilia, DF without his prior written consent; or

          (iv) Executive involuntarily ceases to be a director of the Company and ITSA or any of their successors or assigns; or

          (v) the attempted assignment of this Agreement by the Employer without Executive's consent; or

          (vi) a Change in Control (For this purpose, a Change in Control shall be deemed to have occurred: (A) if stock representing more than 50 percent of the combined voting power of either the Company's or ITSA's then outstanding stock is acquired by any persons or entities who (I) were not stockholders of the Company as of the Effective Date or (II) did not control, were not controlled by, or were not under common control with, any such stockholders; (B) if, during any period of 24 consecutive months, present directors (i.e., individuals who at the beginning of such 24-month period were members of the Board) and/or new directors (i.e., any director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were present directors) cease for any reason to constitute a majority of the Board; or (C) upon the sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company or ITSA to an unrelated person or entity.).

     (e) EFFECT OF TERMINATION.

          (i) If Executive terminates his employment for Good Reason, or if the Employer terminates Executive's employment for reasons other than Cause or Executive's death or disability, Executive's obligations under this Agreement shall terminate, except that the covenants contained in Section 4(a) shall continue indefinitely, and the obligations in this Section shall continue pursuant to their terms. In such event, the Employer shall pay to Executive the following amounts: (i) any compensation hereunder accrued and unpaid as of the date of such termination; (ii) Executive's base salary as in effect on the date of such termination, for a period of 18 months commencing on such date, in accordance with customary payroll procedures (provided, however, that the Employer, in its discretion, may pay such salary in a lump sum); and (iii) any Performance Bonus (in accordance with
     Section 2(b)) that Executive would have earned in the year his employment is terminated, prorated as of the date of such termination. For such 18-month period, the Employer shall continue to provide medical coverage to Executive under substantially the same terms as were in effect on the date of such termination. Additionally, any and all options, warrants or other securities awarded to Executive pursuant to the Company's stock option plan or any other similar plan shall, as of the date of Executive's termination, immediately vest and become exercisable and all such options, warrants or other securities shall remain exercisable by Executive for the



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     duration of the period during which the options, warrants or other securities would have remained exercisable if he had remained employed by the Employer.

          (ii) Except as otherwise provided herein, if Executive terminates his employment for any reason other than Good Reason or if the Employer terminates Executive's employment for Cause, the obligations of Executive and the Employer under this Agreement shall terminate immediately, provided, however, that the covenants of Executive contained in Section 4(a) shall continue indefinitely and the covenants of Executive contained in Section 4(b) shall continue until the first anniversary of the date of such termination. In such event, Executive shall be entitled to receive only the compensation (including but not limited to reimbursement of expenses pursuant to Section 2(e)) hereunder accrued and unpaid as of the date of such termination.

          (iii) If Executive's employment terminates due to disability, as defined in Section 3(b), his obligations under this Agreement shall terminate, except that the covenants contained in Section 4(a) shall continue indefinitely. In such event, the Employer shall pay to Executive the following amounts: (i) any compensation (including but not limited to reimbursement of expenses pursuant to Section 2(e)) hereunder accrued and unpaid as of the date of such termination; and (ii) Executive's base salary as in effect on the date of such termination, for a period of one year commencing on such date, in accordance with customary payroll procedures, provided, however, that the payment of such salary shall be reduced to the extent of any disability benefits provided to Executive under any disability plan sponsored by the Employer. The vesting and exercise of any and all options, warrants or other securities awarded to Executive pursuant to the Company's stock option plan (or any other similar plan) shall be governed by the terms of such plan.

          (iv) No amount payable to Executive pursuant to this Agreement shall be subject to mitigation due to his acceptance or availability of other employment.

4.   RESTRICTIVE COVENANTS; NON-COMPETITION.

          Executive, in consideration of his employment hereunder, agrees as follows:

     (a) Except as otherwise permitted hereby or by the Board, Executive shall treat as confidential, and not communicate or divulge to any other person or entity, any information related to the Employer or its Affiliates or the business, affairs, prospects, financial condition or ownership of the Employer or any of its Affiliates (the "Information") acquired by Executive from the Employer or the Employer's other employees or agents, except (i) as may be required to comply with legal proceedings (provided, that, prior to such disclosure in legal proceedings, Executive notifies the Employer and reasonably cooperates with any efforts by the Employer to limit the scope of such disclosure or to obtain confidential treatment thereof by the court or tribunal seeking such disclosure) or (ii) while employed by the Employer, as Executive reasonably believes necessary in performing his duties. Executive shall use the Information only in connection with the performance of his duties hereunder, and not otherwise for his benefit or the benefit of any other person or entity. For purposes of this Agreement, Information shall include, but not be limited to: any confidential information concerning the customers,


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marketing, business, contracts, financial or other data, and operational methods of the Employer or its Affiliates; and any technical data or any other confidential or proprietary information possessed, owned or used by the Employer or its Affiliates. Excluded from Executive's obligation of confidentiality is any part of such Information that: (i) was in the public domain prior to the date of commencement of Executive's employment with the Employer or (ii) enters the public domain other than as a result of Executive's breach of this covenant. This Section (4)(a) shall survive the expiration or termination of the other provisions of this Agreement.

     (b) During Executive's employment with the Employer and for a period of one year after the termination of Executive's employment hereunder by the Employer for Cause or by Executive (other than for Good Reason):

          (i) Executive will not, in any geographical area within which the Employer is, at the time of Executive's termination or during the term of Executive's employment, marketing its products or services or conducting other business activities, directly or indirectly, engage in, own or control an interest in (except as a passive investor in publicly held companies and except for investments held at the date hereof) or act as an officer, director, or employee of, or consultant or adviser to, any firm, corporation or institution directly or indirectly that is in competition with the Employer or engaged in business activities substantially similar to those conducted by the Employer at the time of Executive's termination or during the term of Executive's employment with the Employer; and

          (ii) Executive will not recruit or hire any employee of the Employer, or otherwise induce such employee to leave the employment of the Employer, to become an employee of, or otherwise be associated with, Executive or any company or business with which Executive is or may become associated.

5.   NO VIOLATION.

          Executive warrants that the execution and delivery of this Agreement and the performance of his duties hereunder will not violate the terms of any other agreement to which he is a party or by which he is bound. Additionally, Executive warrants that he has not brought and will not bring to the Employer or use in the performance of his responsibilities at the Employer any materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from the former employer for their possession and use. Executive represents that he is not and, since the commencement of his employment with the Employer, has not been a party to any employment, proprietary information, confidentiality, or non-competition agreement with any of Executive's former employers which remains in effect as the date hereof. The warranties set forth in this Section 5 shall survive the expiration or termination of the other provisions of this Agreement.

6.   BREACH BY EXECUTIVE.

          Both parties recognize that (i) the services to be rendered under this Agreement by Executive are special, unique and extraordinary in character, and
(ii) in the event of the breach by Executive of the terms and conditions of this Agreement to be performed by him or in


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the event Executive performs services for any person, firm or corporation engaged in a competing line of business with Employer, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, whether in law or in equity, to, by way of illustration and not limitation, obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Executive, or to enjoin him from competing with the Employer or performing services for himself or any such other person, firm or corporation in violation of this Agreement. The Employer may obtain an injunction restraining any such breach by Executive and no bond or other security shall be required in connection therewith.

7.   MISCELLANEOUS.

     (a) This Agreement shall be binding upon and inure to the benefit of the Employer, its successors and permitted assigns and may not be assigned by Executive. The obligations of the Company and ITSA hereunder shall be joint and several.

     (b) This Agreement contains the entire agreement of the parties hereto and supersedes all prior or concurrent agreements, whether oral or written, relating to the subject matter hereof. This Agreement may be amended only by a writing signed by the party against whom enforcement is sought.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands without regard to its conflicts of laws, rules or principles.

     (d) Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person to the other party at the respective address of such party as shall have been specified in writing by either party to the other in accordance herewith.

     (e) The provisions of Sections 4(a), 4(b) and 5, and the other provisions of this Agreement which by their terms contemplate survival of the termination of this Agreement, shall survive termination of this Agreement and be deemed to be independent covenants.

     (f) If any term or provision of this Agreement or its application to any person or circumstance is to any extent invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

     (g) No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other breach of this Agreement theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded under this Agreement to any party hereto, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by any

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party hereto of any other rights or the seeking of
any other rights or remedies against any other party hereto.

8.   INDEMNIFICATION.

          The Employer agrees to indemnify Executive to the fullest extent permitted by applicable law, as such law may be hereafter amended, modified or supplemented and to the fullest extent permitted by the Certificates of Incorporation and By-Laws of the Company and ITSA, as from time to time amended, modified or supplemented. The Employer further agrees that Executive is entitled to the benefits of any directors and officers liability insurance policy, in accordance with the terms and conditions of that policy, if such a policy is maintained by the Employer.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of July 20, 2000. ITSA Ltd.



                                    By: /s/ Hermano S. Lins Albuquerque
                                       --------------------------------
                                    Name:    Hermano S. Lins Albuquerque
                                    Title:   Chief Executive Officer


                                    ITSA-Intercontinental
                                    Telecomunicacoes Ltda.



                                    By: /s/ Hermano S. Lins Albuquerque
                                       --------------------------------
                                    Name:    Hermano S. Lins Albuquerque
                                    Title:   Chief Executive Officer


                                    Executive



                                  /s/ Carlos Andre Albuquerque
                                  --------------------------------------
                                  Carlos Andre Albuquerque




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